VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

MULTIPLE SPONSORED RETIREMENT OPTIONS

A GROUP OR INDIVIDUAL DEFERRED FIXED AND VARIABLE ANNUITY CONTRACT

(THE “CONTRACT” OR “CONTRACTS”)

issued to

Plans Established by Eligible Organizations Under Tax Code Sections 401(a),
401(k), 403(a), 403(b) and 457, including Roth 401(k), Roth 403(b)
and Roth 457(b) Plans (other than Teachers Retirement System of Texas)

SUMMARY PROSPECTUS FOR NEW INVESTORS

May 1, 2022

____________________________________________________________________________

This summary prospectus summarizes key features of the Contract.

Before you participate in the Contract through your retirement plan, you should also review the full prospectus for the Contract (the “full prospectus for the Contract”). It contains more information about the Contract’s features, benefits and risks. You can find this document and other information about the contract online at [website address.com]. You can also obtain this information at no cost by calling [telephone number] or by sending an email request to [email address].

___________________________________________________________________________

An Investor may cancel the Contract within 10 days of receiving it without paying fees or penalties.

In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Account Value. You should review this summary prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

___________________________________________________________________________

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved this Contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT
THE CONTRACT

OVERVIEW OF THE CONTRACT

Purpose

Phases of Contract

The Variable Investment Options

The Fixed Interest Options

Contract Features

Benefits Available Under the Contract

BUYING THE CONTRACT

Purchasing the Contract

Participating in the Contract

Methods of Purchase Payment

Allocation of Purchase Payments

Transfer Credits

Tax Code Restrictions

When Initial and Subsequent Purchase Payments Are Credited

MAKING WITHDRAWALS:  ACCESSING THE MONEY IN YOUR CONTRACT

Withdrawals

Calculation of Your Withdrawal

Delivery of Payment

Withdrawal Restrictions

Systematic Distribution Options

Loans

ADDITIONAL INFORMATION ABOUT FEES

Transaction Expenses

Annual Contract Expenses

Annual Fund Expenses

Examples

APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT

HOW TO GET MORE INFORMATION

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SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

The following are some of the important terms used throughout this summary prospectus that have special meaning. There are other capitalized terms that are explained or defined in other parts of this summary prospectus.

Account Value:  The value of:  (1) amounts allocated to the Fixed Interest Options, including interest earnings to date; less (2) any deductions from the Fixed Interest Options (e.g., withdrawals and fees); and plus (3) the current dollar value of amounts allocated to the Subaccounts of Variable Annuity Account C, which includes investment performance and fees deducted from the Subaccounts.

Accumulation Phase:  The period of time between the date the Contract became effective and the date you start receiving Income Phase payments under the Contract. During the Accumulation Phase, you accumulate retirement benefits.

Accumulation Unit:  A unit of measurement used to calculate the Account Value during the Accumulation Phase.

Accumulation Unit Value:  The value of an Accumulation Unit for a Subaccount of Variable Annuity Account C. Each Subaccount of Variable Annuity Account C has its own Accumulation Unit Value, which may increase or decrease daily based on the investment performance of the applicable underlying Fund in which it invests.

Beneficiary (or Beneficiaries): The person designated to receive the death benefit payable under the Contract.

Contract or Contracts:  The group or individual deferred fixed and variable annuity Contract offered by your Plan Sponsor as a funding vehicle for your retirement plan.

Contract Holder:  The person to whom we issue the Contract. Generally, the Plan Sponsor or a trust.

Customer Service:  The location from which we service the Contracts. The mailing address and telephone number of Customer Service is Defined Contributions Administration, P.O. Box 990063, Hartford, CT 06199-0063, 1-800-584-6001.

Fixed Interest Options:  The Guaranteed Accumulation Account, the Fixed Account, the Fixed Plus Account (under some Contracts this Fixed Interest Option may be referred to as the Fixed Plus Account II) and the Fixed Plus Account II A are Fixed Interest Options that may be available during the Accumulation Phase under some Contracts. Amounts allocated to the Guaranteed Accumulation Account are deposited in a nonunitized separate account established by the Company. Amounts allocated to the Fixed Interest Options are held in the Company’s General Account which supports insurance and annuity obligations.

Fund(s):  The underlying mutual Funds in which the Subaccounts invest.

General Account:  The account that contains all of our assets other than those held in Variable Annuity Account C or one of our other separate accounts.

Good Order:  Generally, a request is considered to be in “Good Order” when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. We can only act upon written requests that are received in Good Order.

Income Phase:  The period during which you receive payments from your Contract.

Investor (also “you” or “participant”):  The individual who participates in the Contract through a retirement plan.

Loan Interest Rate Spread:  The difference between the rate charged and the rate credited on loans under your Contract.

Plan Sponsor:  The sponsor of your retirement plan. Generally, your employer.

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Purchase Payment:  Collectively, the initial purchase payment and any additional purchase payment.

Purchase Payment Period (also called “Deposit Cycle” in the Contract):  For installment Purchase Payments, the period of time it takes to complete the number of installment Purchase Payments expected to be made to your account over a year. For example, if your payment frequency is monthly, a payment period is completed after 12 Purchase Payments are made. If only 11 Purchase Payments are made, the payment period is not completed until the twelfth Purchase payment is made. At any given time, the number of payment periods completed cannot exceed the number of Account Years completed, regardless of the number of payments made.

Subaccount:  Division(s) of Variable Annuity Account C that are investment options under the Contract. Each Subaccount invests in a corresponding underlying mutual Fund.

Tax Code:  The Internal Revenue Code of 1986, as amended.

VRIAC, the Company, we, us and our:  Voya Retirement Insurance and Annuity Company, a stock company domiciled in Connecticut, that issues the Contract described in this summary prospectus.

Variable Annuity Account C, the Separate Account: Voya Variable Annuity Account C, a segregated asset account established by us to fund the variable benefits provided by the Contract. The Variable Annuity Account C is registered as a unit investment trust under the Investment Company Act of 1940, as amended, and it also meets the definition of “separate account” under the federal securities laws.

Variable Investment Options:  The Subaccounts of Variable Annuity Account C. Each one invests in a specific mutual Fund.

Vested:  The amount of money in a participant’s individual account attributable to participant contributions. In an, employer-sponsored retirement plan (i.e., a 401(k) or 403(b) plan), the Vested amount may include employer matching contributions.

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IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES
Charges for Early Withdrawals

If the Investor withdraws money from the Contract within ten (10) years following a specified date, the Investor can be assessed an early withdrawal charge equal to a maximum of 5% of the amount withdrawn. The specified date referenced in the preceding sentence can vary depending on the terms of the Contract and will be either (1) the date the individual account was established; (2) the date the Contract was established; or (3) the number of completed Purchase Payment periods.

For example, if you make an early withdrawal, you could pay a surrender charge of up to $5,000 on a $100,000 investment.

See “FEE TABLES - Transaction Expenses” and “CHARGES AND FEES - Transaction Fees - Early Withdrawal Charge” in the full prospectus for the Contract.

Transaction Charges

In addition to the early withdrawal charge, the Investor may also be charged for other transactions:

•    If you take a loan from your Account Value, you may be subject to one of the following charges:

>    A Loan Interest Rate Spread (which is the difference between the rate charged and the rate credited on loans under your Contract); or

>    A loan initiation fee; and

>    An annual loan administration fee.

•     Certain Funds may impose redemption fees as a result of withdrawals, transfers or other Fund transactions you may initiate; and

•     Charges for advisory services due to an independent advisory services agreement between you and an investment advisor.

See “FEE TABLES - Transaction Expenses” and “CHARGES AND FEES” in the full prospectus for the Contract.

Ongoing Fees and Expenses (annual charges)

The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

	Annual Fee	Minimum	Maximum
	Base Contract Expenses	1.50%[1], 2	1.75% + effect of $30 Annual Maintenance Fee[1,2]
	Ongoing Fund Fees and Expenses (annual charges)	X.XX%[3]	X.XX%[3]

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1    As a percentage of average Account Value.

2    The mortality and expense risk charge, included in the Base Contract Expenses, compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits. See “CHARGES AND FEES - Periodic Fees and Charges - Mortality and Expense Risk Charge” in the full prospectus for the Contract.

3    These expenses, which include management fees, distribution (12b-1) and/or service fees and other expenses, do not take into account any fee waiver or expense reimbursement arrangements that may apply. These expenses are for the year ended December 31, 2021, and will vary from year to year.

FEES AND EXPENSES (continued from previous page)
Ongoing Fees and Expenses (annual charges)

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost Estimate: $[ ]	Highest Annual Cost Estimate: $[ ]

Assumes:

•    Investment of $100,000;

•    5% annual appreciation;

•    Least expensive combination of Contract classes and Fund fees and expenses;

•    No optional benefits;

•    No sales charges; and

•    No additional Purchase Payments, transfers or withdrawals.

Assumes:

•    Investment of $100,000;

•    5% annual appreciation;

•    Most expensive combination of Contract classes, optional benefits and Fund fees and expenses;

•    No sales charges; and

•    No additional Purchase Payments, transfers or withdrawals.

See “ADDITIONAL INFORMATION ABOUT FEES - Periodic Fees and Expenses” sections of this summary prospectus and “CHARGES AND FEES - Periodic Fees and Charges” in the full prospectus for the Contract.
RISKS
Risk of Loss	An Investor can lose money by investing in the Contract. See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.
Not a Short-Term Investment

This Contract is not designed for short-term investing and is not appropriate for an Investor who needs ready access to cash. The Contract is typically most useful as part of a personal retirement plan. Early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. You should not participate in this Contract if you are looking for a short-term investment or expect to make withdrawals before you are age 59½.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

Risks Associated with Investment Options

An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract (e.g., portfolio companies). Each investment option (including the Guaranteed Accumulation Account and the other Fixed Interest Options) will have its own unique risks, and you should review these investment options before making an investment decision. If all or a portion of your Account Value in the Guaranteed Accumulation Account is withdrawn, you could experience a loss as to the amount invested in that account.

See “THE INVESTMENT OPTIONS - The Variable Investment Options” in the full prospectus for the Contract and “APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT” to this summary prospectus.

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RISKS (continued from previous page)
Insurance Company Risks

An investment in the Contract is subject to the risks related to VRIAC, including that any obligations, including under the Fixed Interest Options, guarantees or benefits are subject to the claims-paying ability of VRIAC. More information about VRIAC, including its financial strength ratings, is available upon request, by contacting Customer Service.

See “THE CONTRACT - The General Account” in the full prospectus for the Contract.

RESTRICTIONS
Investments

•     Generally the Contract Holder or you, if permitted by the plan, may select no more than 25 investment options at enrollment. Thereafter, more than 25 investment options can be selected at any one time;

•     Some Subaccounts and Fixed Interest Options may not be available through certain Contracts, your plan or in some states;

•     Not all Fixed Interest Options may be available for current or future investment;

•     There are certain restrictions on transfers from the Fixed Interest Options;

•     The Company reserves the right to combine two or more Subaccounts, close Subaccounts or substitute a new Fund for a Fund in which a Subaccount currently invests; and

•     The Contract is not designed to serve as a vehicle for frequent transfers. We actively monitor Fund transfer and reallocation activity to identify violations of our Excessive Trading Policy. Electronic trading privileges will be suspended if the Company determines, in its sole discretion, that our Excessive Trading Policy has been violated.

See “THE INVESTMENT OPTIONS - Selecting Investment Options and Right to Change the Separate Account” and “THE CONTRACT - Limits on Frequent or Disruptive Transfers” in the full prospectus for the Contract.

Optional Benefits

We may discontinue or restrict the availability of an optional benefit.

See the “Benefits Available Under the Contract - Other Optional Benefits” and “MAKING WITHDRAWALS:  ACCESSING THE MONEY IN YOUR CONTRACT” sections of this summary prospectus.

TAXES
Tax Implications

•     You should consult with a tax and/or legal adviser to determine the tax implications of an investment in, and distributions received under, the Contract;

•     There is no additional tax benefit to the Investor if the Contract is purchased through a tax-qualified plan or individual retirement account (“IRA”); and

•     Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.

See “FEDERAL TAX CONSIDERATIONS” in the full prospectus for the Contract.

CONFLICTS OF INTEREST
Investment Professional Compensation

•     We pay compensation to broker/dealers whose registered representatives sell the Contract.

•     Compensation may be paid in the form of commissions or other compensation, depending upon the agreement between the broker/dealers and the registered representative.

•     Because of this sales-based compensation, an investment professional may have a financial incentive to offer or recommend the Contract over another investment.

See “OTHER TOPICS - Contract Distribution” in the full prospectus for the Contract.

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CONFLICTS OF INTEREST (continued from previous page)
Exchanges

Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should exchange your Contract only if you determine, after comparing the features, fees and risks of both contracts, that it is preferable for you to purchase the new contract rather than continue to own the existing Contract.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

OVERVIEW OF THE CONTRACT

This summary provides a brief overview of the more significant aspects of the Contract. Further detail is provided in this summary prospectus, the Contract and the summary or full prospectuses for the Funds being considered. We urge you to read the entire summary prospectus as it describes all material features and benefits of the Contract and your rights and limitations thereunder. It also sets forth information you should know before making the decision to participate in the Contract through your retirement plan. Certain features and benefits may vary depending on the state in which your Contract is issued.

Purpose

The Contract described in this summary prospectus is a group or individual deferred fixed and variable annuity contract. It is intended to be used as a funding vehicle for certain types of retirement plans and to qualify for beneficial tax treatment and/or to provide current income reduction under Tax Code Sections 401(a), 401(k), 403(a), 403(b) and 457, including Roth 401(k), Roth 403(b) and Roth 457(b) plans.

The Contract is designed for Investors who intend to accumulate funds for retirement purposes, and thus is best suited for those with a long investment horizon. The Contract should not be viewed as a highly liquid investment. In that regard, early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. The value of deferred taxation on earnings grows with the amount of time your money is left in the Contract. For these reasons, you should not participate in this Contract if you are looking for a short-term investment. When considering whether to purchase or participate in the Contract, you should consult with your financial representative about your financial goals, investment time horizon and risk tolerance.

Phases of Contract

The Contract has two phases:  An Accumulation Phase and an Income Phase.

Accumulation Phase:  During the Accumulation Phase, you direct us to invest your Purchase Payments or Account Value among the follow investment options:

•     Variable Investment Options; and/or

•     Fixed Interest Options.

Income Phase:  During the Income Phase, you start receiving annuity, or Income Phase, payments from your Contract. The Contract offers several Income Phase payment options. In general, you may:

•     Receive Income Phase payments over a lifetime or for a specified period;

•     Receive Income Phase payments monthly, quarterly, semi-annually or annually;

•     Select an Income Phase option that provides a death benefit to Beneficiaries; or

•     Select fixed Income Phase payments or payments that vary based on the performance of the Variable Investment Options you select.

Withdrawals will not be allowed during the Income Phase. See “THE INCOME PHASE” in the full prospectus for the Contract.

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The Variable Investment Options

The Variable Investment Options are Subaccounts within the Separate Account. Each Subaccount invests its assets directly in shares of a corresponding underlying Fund, and each Fund has its own distinct investment objectives, fees and expenses and investment advisers. Earnings on amounts invested in a Subaccount will vary depending upon the performance and fees of the corresponding underlying Fund. You do not invest directly in or hold shares of the Funds. Additional information about each underlying fund is set forth in an appendix to this summary prospectus. See “APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT.”

There is no guarantee that your Account Value will increase. Depending upon the investment experience of each Fund in which a Subaccount invests, your Account Value may increase or decrease daily. You bear the investment risk for the Funds in which the Subaccounts invest; you will benefit from favorable investment experience but also bear the risk of poor investment performance.

The Fixed Interest Options

The following Fixed Interest Options may be available through the Contract:

•     The Guaranteed Accumulation Account;

•     The Fixed Account;

•     The Fixed Plus Account; and

•     The Fixed Plus Account II A.

Not all Fixed Interest Options may be available for current or future investment. For descriptions of the Fixed Interest Options that may be available through the Contract, see AppendiX B, APPENDIX C, APPENDIX D and APPENDIX E in the full prospectus for the Contract and the Guaranteed Accumulation Account prospectus. The Guaranteed Accumulation Account prospectus may be obtained free of charge by calling Customer Service, by accessing the SEC’s website or by contacting the SEC Public Reference Branch.

Contract Features

Death Benefit. A Beneficiary may receive a death benefit in the event of your death during both the Accumulation and Income Phases (described above). The availability of a death benefit during the Income Phase depends upon the Income Phase annuity payment option selected. If made available under your Contract, you can elect the Return of Purchase Payment Death Benefit or the Adjusted Purchase Payment Guaranteed Death Benefit. See the “Benefits Available Under the Contract” below.

For most Contracts, the death benefit will be based on your Account Value. For amounts held in the Guaranteed Accumulation Account, any positive aggregate market value adjustment (the sum of all market value adjustments calculated due to a withdrawal) will be included in your Account Value. If a negative market value adjustment applies, it would be deducted only if the death benefit is withdrawn more than six months after your death. For some Contracts issued in New York, payments due to your death will include the market value adjustment only if it is positive regardless of whether the death benefit is paid within six months following death. We describe the market value adjustment in APPENDIX B in the full prospectus for the Contract and in the Guaranteed Accumulation Account prospectus.

The death benefit is calculated as of the next time we value your account following the date on which Customer Service receives proof of death and a payment request in Good Order. In addition to this amount, some states require we pay interest on amounts invested in Fixed Interest Options, calculated from date of death at a rate specified by state law.

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Loans. If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, you may initiate a loan during the Accumulation Phase from your Account Value allocated to certain Subaccounts and Fixed Interest Options. There are charges associated with loans. Loans are subject to requirements under the Tax Code and related loan regulations, as well as ERISA (if applicable). Further restrictions may apply due to our administrative practices or those administrative practices of a third party administrator selected by your Plan Sponsor.

Taxation. Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

Withdrawals. During the Accumulation Phase, you may, under some plans, withdraw all or part of your Account Value. Amounts withdrawn may be subject to an early withdrawal charge, other deductions, tax withholding and taxation.

Benefits Available Under the Contract

Optional Death Benefits:

Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Return of Purchase Payment Death Benefit

Death benefit is the greater of:

•     Your Account Value plus any positive aggregate market value adjustment that applies to amounts allocated to the Guaranteed Accumulation Account; or

•     The sum of payments (minus any applicable premium tax) made to your account minus withdrawals made from your account and any outstanding loan amount.

		No additional fee for this optional benefit.	If Beneficiary does not request payment of the death benefit as a lump sum or as an Income Phase payment option within six months of your death, the amount of the death benefit is the Account Value.
Adjusted Purchase Payment Guaranteed Death Benefit

The death benefit is the greater of (a) or (b), where:

(a) Is the adjusted Purchase Payment total, which is the sum of all net Purchase Payments to your account, minus a proportional adjustment for withdrawals and amounts taken as a loan, which amount will never be less than zero; and

(b) Is the current Account Value, excluding amounts taken as a loan, plus any positive aggregate market value adjustment, as applicable.

No additional fee for this optional benefit.

If the death benefit in (a) is less than the amount in (b), and the Beneficiary requests an immediate payment or begins Income Phase payments, the amount paid will be the current Account Value, excluding any amounts taken as a loan, plus any aggregate positive market value adjustment.

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Other Optional Benefits:

Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Asset Rebalancing Program	Allows you to reallocate your Account Value in the investments and percentages you identify.	No additional charge for this optional benefit.

Account Values invested in certain investment options may not be available for rebalancing under this program. Subaccount reallocations or changes outside of the asset rebalancing program may affect the program. Changes such as Fund mergers, substitutions or closures may also affect the program.

Systematic Distribution Options	Allows you to receive regular payments from your account without moving into the Income Phase.	No additional Charge for this optional benefit.	If not required under the plan, VRIAC may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections
Loans	Allows you to borrow against your Account Value.	Loan Interest Rate Spread (per annum): 3.00%; or Loan Initiation Fee: $125 per loan; and Annual Loan Administration Fee: $50 per loan.

Amounts borrowed under a Contract do not participate in the investment performance of the Subaccounts and the interest guarantees of the Fixed Interest Options and you may lose the benefit of tax-deferred growth on earnings. Loans, therefore, can affect the Account Value and death benefit whether or not the loan is repaid.

BUYING THE CONTRACT

Purchasing the Contract

To purchase the Contract:

•     The Contract Holder submits the required forms and application to the Company; and

•     We approve the forms and issue a Contract to the Contract Holder.

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Participating in the Contract

To participate in the Contract:

•     We provide you with enrollment materials for completion and return to us, which may be completed electronically where available (occasionally enrollment is conducted by someone unaffiliated with us who is assisting the Contract Holder); and

•     If your enrollment materials are complete and in Good Order, we establish one or more accounts for you. Under certain plans we establish an employee account for contributions from your salary and an employer account for employer contributions. We may also establish Roth 401(k), Roth 403(b) and Roth 457(b) accounts.

Methods of Purchase Payment

The Contract may allow one or more of the following Purchase Payment methods:

•     Lump-sum payments:  A one-time payment to your account in the form of a transfer from a previous plan; and/or

•     Installment payments:  More than one payment made over time to your account.

The plan and the Contract may have certain rules or restrictions that apply to the use of these two methods. For example, we may require that installment payments meet certain minimums. For information about these rules or restrictions, please refer to your certificate/enrollments materials or the Contract (held by the Contract Holder).

Contributions to Roth 401(k), Roth 403(b) or Roth 457(b) accounts must be made by after-tax salary reduction, exchange, or rollover payments (to the extent allowed by the Contract) paid to us on your behalf, as permitted by the Tax Code and the plan. Under some Contracts we will place the different types of payments in distinct accounts, including Roth 401(k), Roth 403(b) and Roth 457(b) accounts, where each account will have its own early withdrawal charge schedule. See “FEDERAL TAX CONSIDERATIONS - Taxation of Qualified Contracts - Contributions” and “CHARGES AND Fees – Transaction Fees - Early Withdrawal Charge” in the full prospectus for the Contract.

Allocation of Purchase Payments

The Contract Holder or you, if the Contract Holder permits, directs us to allocate initial Purchase Payments to the investment options available under the plan. Generally, you will specify this information on your enrollment materials. After your enrollment, changes to allocations for future Purchase Payments or transfers of existing balances among investment options may be requested by telephone, electronically at www.voyaretirementplans.com or through such other means as may be available under our administrative procedures in effect from time to time. Allocations must be in whole percentages, and there may be limitations on the number of investment options that can be selected. See “Investment Options” in the full prospectus for the Contract.

Transfer Credits

Contributions to a Contract may include plan assets transferred from a financial provider who has imposed a cancellation penalty on that transfer. To offset that penalty, the Company will, subject to certain conditions and state approvals, apply a transfer credit on transferred assets. This credit is provided on a nondiscriminatory basis if your Contract is eligible.

The transfer credit will be applied no later than ten business days after the end of the quarter in which the contribution is received by us in Good Order. Transferred assets, less any premium tax, will be allocated to a participant’s individual account in amounts authorized by the Contract Holder. If no instructions are received from the Contract Holder, the transferred assets will be allocated to the Plan’s forfeiture account.

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The transfer credit is equal to a specified percentage of the transferred assets, or other specified amount that is transferred to the Company under a Contract, that remains in the participant’s individual account for the period of time specified by the Company. Any applicable transfer credit will be deducted from:

•     A full withdrawal initiated by the Contract Holder; or

•     A full or partial withdrawal initiated by the participant, except for those eligible distributions from qualified plans that happen upon the occurrence of certain events. See FEDERAL TAX CONSIDERATIONS - Taxation of Qualified Contracts - Distributions - Eligibility” in the full prospectus for the Contract.

Transfer credits will not be applied to assets transferred into the Contract from existing contracts. Only net contributions not previously held by the Contract are eligible for a transfer credit.

If a transfer credit is due under your Contract, you will be provided with additional information.

Election of a transfer credit may result in a higher mortality and expense risk charge and impact the credited interest rate under the Fixed Plus Account and Fixed Plus Account II A Fixed Interest Options. See “CHARGES AND Fees,” “Appendix D:  FIXED PLUS ACCOUNT” and “APPENDIX E:  FIXED PLUS ACCOUNT II A” in the full prospectus for the Contract.

Tax Code Restrictions

The Tax Code places some limitations on contributions to your account. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

When Initial and Subsequent Purchase Payments Are Credited

Initial Purchase Payment. We must accept or reject an application or your enrollment materials within two business days of receipt. If the forms are incomplete, we may hold any forms and accompanying Purchase Payments for five business days, unless you consent to our holding them longer. Under limited circumstances, we may also agree, for a particular plan, to hold Purchase Payments for longer periods with the permission of the Contract Holder. If we agree to do this, the Purchase Payments remain in a non-interest bearing bank account until processed (or for a maximum of 105 days). If we reject the application or enrollment forms, we will return the forms and any Purchase Payments.

Subsequent Purchase Payments. If all or a portion of initial Purchase Payments are directed to the Subaccounts, they will purchase Subaccount Accumulation Units at the Accumulation Unit Value next computed after our acceptance of the applicable application or enrollment forms, as described in “CONTRACT PURCHASE AND PARTICIPATION” in the full prospectus for the Contract. Subsequent Purchase Payments or transfers directed to the Subaccounts that we receive in Good Order by the close of business of the New York Stock Exchange (“NYSE”) (normally at 4:00 p.m. Eastern Time) will purchase Subaccount Accumulation Units at the Accumulation Unit Value computed as of the close of the NYSE on that day. The value of Subaccounts may vary day to day. Subsequent Purchase Payments and transfers received in Good Order after the close of the NYSE will purchase Accumulation Units at the Accumulation Unit Value computed as of the close of the NYSE on the next business day.

MAKING WITHDRAWALS:  ACCESSING THE MONEY IN YOUR CONTRACT

Withdrawals

Subject to limitations on withdrawals from the Fixed Interest Options and other restrictions (see “Withdrawal Restrictions” in this section), the Contract Holder, or you if permitted by the plan, may withdraw all or a portion of your Account Value at any time during the Accumulation Phase.

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Steps for Making a Withdrawal

The Contract Holder, or you if permitted by the plan, must:

•     Select the Withdrawal Amount:

>    Full Withdrawal: You will receive, reduced by any required tax, your Account Value allocated to the Subaccounts, the Guaranteed Accumulation Account (plus or minus any applicable market value adjustment) and the Fixed Account, minus any applicable early withdrawal charge, maintenance fee and redemption fees, plus the amount available for withdrawal from the Fixed Plus Account and/or the Fixed Plus Account II A; or

>    Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted by any applicable redemption fees and by any applicable early withdrawal charge for amounts withdrawn from the Subaccounts, the Guaranteed Accumulation Account or the Fixed Account and any positive or negative market value adjustments for amounts withdrawn from the Guaranteed Accumulation Account. The amounts available from the Fixed Plus Account and Fixed Plus Account II A may be limited.

•     Select Investment Options. Subject to any applicable withdrawal order requirements for Contracts that have Fixed Plus Account II A as an investment option, we will withdraw dollars in the same proportion as the values you hold in the various investment options from each investment option in which you have an Account Value unless otherwise specified by you; and

•     Properly complete a disbursement form and submit it to Customer Service.

For amounts you withdraw from Account Value allocated to the Subaccounts, we will redeem the number of Accumulation Units needed to fund the withdrawal and reduce your Account Value accordingly. For amounts you withdraw from a Fixed Interest Option, we will reduce the value of the Fixed Interest Option by the dollar amount of that portion of the withdrawal (and with respect to the Guaranteed Accumulation Account, will reflect any positive or negative market value adjustment) and will reduce your Account Value accordingly. A reduction to your Account Value due to a withdrawal results in a lesser amount available to be annuitized and a lesser death benefit (if your death benefit amount is based on your Account Value). For a description of limitations on withdrawals from the Fixed Plus Account and Fixed Plus Account II A, please see APPENDIX D and APPENDIX E in the full prospectus for the Contract.

Calculation of Your Withdrawal

We determine your Account Value every normal business day after the close of the NYSE. We pay withdrawal amounts based on your Account Value either:

•     As of the next valuation after Customer Service receives a request for withdrawal in Good Order; or

•     On such later date as specified on the disbursement form.

Delivery of Payment

Payments for withdrawal requests will be made in accordance with SEC requirements. Normally, we will send your payment no later than seven calendar days following our receipt of your disbursement form in Good Order.

Withdrawal Restrictions

Many plans may have limits on withdrawals that may be made from the plan. Some examples of these limits are listed below:

•     Section 403(b)(11) of the Tax Code generally prohibits withdrawals under 403(b) Contracts prior to your death, disability, attainment of age 59½, severance from employment, or financial hardship of the following:

>   Salary reduction contributions made after December 31, 1988; and

>   Earnings on those contributions and earnings on amounts held before 1989 and credited after December 31, 1988. Income attributable to salary reduction contributions and credited on or after January 1, 1989, may not be distributed in the case of hardship;

ISP.01107-22 (non Texas K-12)                                        14

•     403(b) regulations impose restrictions on the distribution of 403(b) employer contributions under certain Contracts. See “FEDERAL Tax Considerations – Distributions – Eligibility – 403(b) and Roth 403(b) Plans” in the full prospectus for the Contract;

•     401(k) plans generally prohibit withdrawal of salary reduction contributions and associated earnings prior to your death, disability, attainment of age 59½, severance from employment, or financial hardship;

•     The Contract generally requires that the Plan Sponsor or its delegate certify that you are eligible for the distribution;

•     If you are married and covered by an ERISA plan, the Contract Holder must provide certification that Retirement Equity Act requirements have been met;

•     Participants in the Ball State University Alternate Pension Plan – The portion of your Account Value attributable to employer contributions and applicable earnings may not be withdrawn unless your employment is terminated with Ball State University or you have died, retired or separated from service. The Contract Holder may withdraw the employer Account Value, and you may exchange or transfer employer Account Values as permitted by the plan, the Tax Code and regulations thereunder without regard to this restriction. No early withdrawal charge will apply to the first 20% of the employer Account Value exchanged or transferred in a calendar year. This waiver does not apply to an exchange or transfer of the full employer Account Value; and

•     Participants in the Texas Optional Retirement Program – You may not receive any distribution before retirement, except upon reaching age 70½ or terminating employment with Texas public institutions of higher learning. Conditions under which you may exercise the right to withdraw and the right to advance the date on which an Income Phase payment option is to begin are limited. These restrictions are imposed by reason of the Texas Attorney General’s interpretation of Texas law.

The Tax Code and/or your plan may impose other limitations on withdrawals. See “FEDERAL Tax Considerations – Distributions – Eligibility” in the full prospectus for the Contract.

Waivers of Early Withdrawal Charge and Fixed Plus Account II Full and Partial Withdrawal Provisions

Although the Tax Code permits distributions upon a participant’s severance from employment, the Contracts do not provide for a waiver of early withdrawal charges or the Fixed Plus Account II full or partial withdrawal provisions unless the severance from employment would otherwise have qualified as a separation from service under prior IRS “same desk” guidance (prior to enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001). Generally, a severance from employment due to a merger, liquidation, consolidation or other employer transaction does not qualify as a separation from service.

Systematic Distribution Options

If available under your plan, a systematic distribution option allows you to receive regular payments from your account without moving into the Income Phase. By remaining in the Accumulation Phase, you retain certain rights and investment flexibility not available during the Income Phase. Because the account remains in the Accumulation Phase, all Accumulation Phase charges continue to apply.

Systematic Distribution Options Currently Available

These options may be exercised at any time during the Accumulation Phase of the Contract. To exercise one of these options, the Account Value must meet any minimum dollar amount and age criteria applicable to that option. To determine what systematic distribution options are available, please write or call Customer Service.

Systematic distribution options currently available under the Contract include the following:

•     Systematic Withdrawal Option (“SWO”) - SWO is a series of partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining Accumulation Phase investment flexibility for amounts accumulated under the account. (This option may not be available if you have an outstanding loan); and

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•     Estate Conservation Option (“ECO”)/Recurring RMD Payment (“RRP”) - This option also allows you to maintain the account in the Accumulation Phase and provides periodic payments designed to meet the Tax Code’s required minimum distributions. Under this option, the Company calculates the minimum distribution amount required by law (generally at age 72 (age 70½ if born before July 1, 1949) or retirement, if later) and pays you that amount once a year. For certain Contracts issued in the State of New York, no market value adjustment is imposed on ECO/RRP withdrawals from the Guaranteed Accumulation Account.

Other Systematic Distribution Options

Other systematic distribution options may be available from time to time. Additional information relating to any of the systematic distribution options may be obtained from your local representative or by contacting Customer Service.

Availability of Systematic Distribution Options

If not required under the plan, the Company may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections.

Electing a Systematic Distribution Option

The Contract Holder, or you if permitted by the plan, may elect a systematic distribution option. The Plan Sponsor or its delegate generally must provide the Company with certification that you are eligible for a distribution and that the distribution is in accordance with the terms of the plan.

Terminating a Systematic Distribution Option

Once you elect a systematic distribution option (other than accounts that are part of 457 plan Contracts issued to non-governmental, tax exempt employers), you may revoke it at any time by submitting a written request to Customer Service. Once revoked, an option may not be elected again until the next calendar year, nor may any other systematic distribution option be elected, unless the Tax Code permits it.

Tax Consequences

Withdrawals received through these options and revocations of elections may have tax consequences. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

Loans

Availability

If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, participants may initiate a loan during the Accumulation Phase from their individual Account Value allocated to certain Subaccounts and Fixed Interest Options. The amount available for a loan is limited to the Vested individual Account Value attributable to participant contributions subject to any plan vesting limits as determined by the Contract Holder, plus any additional amounts allowed by the plan as determined by the Contract Holder. Amounts available from some Investment Options may be subject to limitations specified in the loan agreement. See “LOANS” in the full prospectus for the Contract for additional information.

ISP.01107-22 (non Texas K-12)                                        16

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you may pay at the time you buy the Contract, surrender or make withdrawals from the Contract or take a loan from the Contract. State premium taxes may also be deducted.

Transaction Expenses

Maximum Early Withdrawal Charge4

(as a percentage of amount withdrawn, if applicable)                              5.00%

Maximum Loan Fees

Loan Interest Rate Spread (per annum)5                                                3.00%

Loan Initiation Fee6                                                                             $125.00

Annual Loan Administration Fee7                                                         $50.00

Premium Tax8                                                                             0.00% to 4.00%

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses).

Annual Contract Expenses

Administrative Expenses[9]	$30.00

Base Contract Expenses9, [10] (as a percentage of average Account Value)	1.75%

ISP.01107-22 (non Texas K-12)                                        17

4    This is a deferred sales charge. The percentage will be determined by the applicable early withdrawal charge schedule in the “CHARGES AND Fees” section of the full prospectus for the Contract. In certain cases, this charge may not apply to a portion or all of your withdrawal. The early withdrawal charge reduces over time. This charge may be waived, reduced or eliminated in certain circumstances. See “CHARGES AND Fees” in the full prospectus for the Contract.

5    This is the difference between the rate charged and the rate credited on loans under your Contract. We reserve the right to assess a Loan Interest Rate Spread between 0.0% and 3.0% per annum. If applied, the Loan Interest Rate Spread is generally 2.5% per annum. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.

6    Certain Contracts that have a 0.0% Loan Interest Rate Spread may be subject to a loan initiation fee. If assessed, the loan initiation fee will apply to each outstanding loan taken and will be deducted from the Account Value. We reserve the right to change the fee charged for loan initiation, but not to exceed $125. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.

7    Certain Contracts that have a 0.0% loan interest spread may be subject to an annual loan administration fee. If assessed, the annual loan administration fee will apply to each outstanding loan and will be deducted from the Account Value annually at the beginning of each calendar year. We reserve the right to change the annual fee charged for loan maintenance, but the fee shall not exceed $50. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.

8    We reserve the right to deduct a charge for premium taxes from your Account Value or from payments to the Account at any time, but not before there is a tax liability under state law. See “CHARGES AND Fees ‒ Premium and Other Taxes” in the full prospectus for the Contract.

9    These expenses may be waived, reduced or eliminated in certain circumstances. See “CHARGES AND FEES - Periodic Fees and Charges” in the full prospectus for the Contract.

10   The mortality and expense risk charge, included in the base contract expenses, compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits. The base contract expenses also reflect an administration expense charge equal to 0.25% annually of your Account Value invested in the Subaccounts. See “CHARGES AND FEES” in the full prospectus for the Contract.

The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of the Funds available under the Contract, including their annual expenses, may be found in an appendix to this summary prospectus. See “APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT.”

Annual Fund Expenses

	Minimum	Maximum
Range of total annual Fund operating expenses before any waivers or expense reimbursements	[0.XX]%	[X.XX]%
Range of total annual Fund operating expenses after any waivers or expense reimbursements[11]	[0.XX]%	[X.XX]%

Examples

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses (assuming no loans), annual Contract expenses and annual Fund expenses.

The following example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual Fund expenses. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example A: If you withdraw your entire Account Value at the end of the applicable time period:	1 Year	3 Years	5 Years	10 Years
	[$X,XXX]	[$X,XXX]	[$X,XXX]	[$X,XXX]
Example B: If you do not withdraw your entire Account Value or if you select an income Phase payment option at the end of the applicable time period:[12]	1 Year	3 Years	5 Years	10 Years
	[$X,XXX]	[$X,XXX]	[$X,XXX]	[$X,XXX]

ISP.01107-22 (non Texas K-12)                                        18

11   Any expense waivers or reimbursements will remain in effect until at least April 30, 2022, and can only be terminated early with approval by the Fund company’s board of directors.

12 This example will not apply if during the Income Phase a nonlifetime payment option is elected with variable payments and a lump-sum payment is requested within a certain number of years as specified in the contract. In that case, the lump-sum payment is treated as a withdrawal during the Accumulation Phase and may be subject to an early withdrawal charge. (Refer to Example A.)

APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds available under the Contract. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at [insert the appropriate website]. You can also request this information at no cost by calling Customer Service at 1-800-584-6001 or by sending an email request to [insert email address].

The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide long-term capital appreciation.	AMG River Road Mid Cap Value Fund[13] Investment Adviser: AMG Funds LLC Subadviser: River Road Asset Management, LLC	Class N 1.12%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Alger Responsible Investing Fund[13] Investment Adviser: Fred Alger Management, LLC	Class A []%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Allspring Small Company Growth Fund[14] Investment Adviser: Allspring Funds Management, LLC Subadviser: Peregrine Capital Management, Inc.	Administrator Class []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        19

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

13   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

14   This fund is structured as a “master-feeder” fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” in the prospectus for the Contract for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital appreciation.	Allspring Special Small Cap Value Fund[15] Investment Adviser: Allspring Funds Management, LLC Subadviser: Wells Capital Management Incorporated	Class A []%	[]%	[]%	[]%
Seeks long-term capital growth, consistent with Islamic principles.	Amana Growth Fund[15] Investment Adviser: Saturna Capital Corporation	Investor Shares []%	[]%	[]%	[]%
Seeks current income and preservation of capital, consistent with Islamic principles. Current income is the Fund’s primary objective.	Amana Income Fund[15] Investment Adviser: Saturna Capital Corporation	Investor Shares []%	[]%	[]%	[]%
Seeks long-term capital growth by investing in common stocks. Income is a secondary objective.	American Century Investments® Disciplined Core Value Fund[15,16] Investment Adviser: American Century Investment Management, Inc.	A Class []%	[]%	[]%	[]%
Seeks to provide total return and inflation protection consistent with investment in inflation-indexed securities.	American Century Investments® Inflation-Adjusted Bond Fund[15] Investment Adviser: American Century Investment Management, Inc.	Investor Class 0.47%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        20

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

15   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” in the prospectus for the Contract for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

16   The American Century Investments® Disciplined Core Value fund is only available to plans offering the Fund prior to May 1, 2002.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Seeks (1) to provide a level of current income that exceeds the average yield on U.S. stocks generally and (2) to provide a growing stream of income over the years. The Fund’s secondary objective is to provide growth of capital.

	American Funds® – Capital Income Builder® [17] Investment Adviser: Capital Research and Management CompanySM	Class R-4 []%	[]%	[]%	[]%
Seeks to provide long-term growth of capital.	American Funds® – EuroPacific Growth Fund® [17] Investment Adviser: Capital Research and Management CompanySM	Class R-4 0.81%	[]%	[]%	[]%
Seeks to achieve long-term growth of capital and income.	American Funds® – Fundamental Investors® [17] Investment Adviser: Capital Research and Management CompanySM	Class R-4 []%	[]%	[]%	[]%
Seeks to provide long-term growth of capital. However, future income will remain a consideration in the management of the Fund.	American Funds® – New Perspective Fund® [17] Investment Adviser: Capital Research and Management CompanySM	Class R-4 []%	[]%	[]%	[]%
Seeks to provide long-term growth of capital.	American Funds® – SMALLCAP World Fund® [17] Investment Adviser: Capital Research and Management CompanySM	Class R-4 []%	[]%	[]%	[]%
Seeks to provide as high a level of current income as is consistent with the preservation of capital.	American Funds® – The Bond Fund of America® [17] Investment Adviser: Capital Research and Management CompanySM	Class R-4 []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        21

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

17   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide growth of capital.	American Funds® – The Growth Fund of America® [18] Investment Adviser: Capital Research and Management CompanySM	Class R-4 []%	[]%	[]%	[]%
Seeks to produce income and to provide an opportunity for growth of principal consistent with sound common stock investing.	American Funds® – Washington Mutual Investors FundSM [18] Investment Adviser: Capital Research and Management CompanySM	Class R-4 0.62%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Ariel Fund[18] Investment Adviser: Ariel Investments, LLC	Investor Class []%	[]%	[]%	[]%
Seeks maximum long-term capital growth.	Artisan International Fund[18] Investment Adviser: Artisan Partners Limited Partnership	Investor Shares []%	[]%	[]%	[]%
Seeks to provide increasing dividend income over time, long-term growth of capital, and a reasonable level of current income.	Ave Maria Rising Dividend Fund[18] Investment Adviser: Schwartz Investment Counsel, Inc.	[]%	[]%	[]%	[]%
Seeks long-term growth of capital.	BlackRock Health Sciences Opportunities Portfolio[18] Investment Adviser: BlackRock Advisors, LLC	Investor A Shares []%	[]%	[]%	[]%
Seeks capital appreciation and, secondarily, income, by investing in securities, primarily equity securities that Fund management believes are undervalued and therefore represent an investment value.	BlackRock Mid Cap Value Fund[18] Investment Adviser: BlackRock Advisors, LLC	Investor A Shares 1.19%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        22

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

18   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide a competitive total return through an actively managed portfolio of stocks, bonds and money market instruments which offer income and capital growth opportunity.	Calvert VP SRI Balanced Portfolio Investment Adviser: Calvert Research and Management	Class I []%	[]%	[]%	[]%
The investment objective of the Fund is total return through investment in real estate securities.	Cohen & Steers Realty Shares, Inc.[19] Investment Adviser: Cohen & Steers Capital Management, Inc.	[]%	[]%	[]%	[]%
The investment objective of the Fund is total return through investment in real estate securities.	Cohen & Steers Real Estate Securities Fund, Inc.[19] Investment Adviser: Cohen & Steers Capital Management, Inc.	Class A []%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Columbia Acorn® Fund[19,20] Investment Adviser: Columbia Wanger Asset Management, LLC	Institutional Class []%	[]%	[]%	[]%
Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Large Cap Value Fund[19,21] Investment Adviser: Columbia Management Investment Advisers, LLC	Class ADV []%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Columbia Select Mid Cap Value Fund[22] Investment Adviser: Columbia Management Investment Advisers, LLC	Class A 1.18% Class Inst. 0.93%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        23

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

19   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

20   Institutional Class shares of the ColumbiaSM Acorn® Fund are only available to unallocated, governmental plans with assets over $100 million dollars.

21   The Columbia Large Cap Value Fund is only available to plans offering the Fund prior to January 1, 2011 or that have approved the Fund as an investment prior to that date and have invested in the Fund by March 31, 2011.

22   Institutional Class shares of the Columbia Select Mid Cap Value Fund are only available to unallocated, governmental plans with assets over $100 million dollars.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide growth of capital.	Delaware Ivy Science and Technology Fund[23] Investment Adviser: Delaware Management Company	Class Y []%	[]%	[]%	[]%
Seeks capital appreciation.	Delaware Small Cap Value Fund[23] Investment Adviser: Delaware Management Company	Class A []%	[]%	[]%	[]%
Seeks long-term capital appreciation.

Fidelity® VIP ContrafundSM Portfolio

Investment Adviser:  Fidelity Management & Research Company LLC (“FMR”)

Subadvisers:  FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited

		Initial Class []%	[]%	[]%	[]%
Seeks reasonable income. Also considers the potential for capital appreciation. Seeks to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500® Index.

Fidelity® VIP Equity-Income PortfolioSM

Investment Adviser:  Fidelity Management & Research Company LLC (“FMR”)

Subadvisers:  FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited

		Initial Class []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        24

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

23   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to achieve capital appreciation.

Fidelity® VIP Growth Portfolio

Investment Adviser:  Fidelity Management & Research Company LLC (“FMR”)

Subadvisers:  FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited

		Initial class []%	[]%	[]%	[]%
Seeks long-term growth of capital.

Fidelity® VIP Mid Cap Portfolio[24]

Investment Adviser:  Fidelity Management & Research Company LLC (“FMR”)

Subadvisers:  FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited

		Initial Class []%	[]%	[]%	[]%
Seeks long-term total return. Under normal market conditions, the Fund invests at least 80% of its net assets in investments of small-capitalization companies.	Franklin Small Cap Value VIP Fund[25] Investment Adviser: Franklin Mutual Advisers, LLC	Class 2 []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        25

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

24   The Fidelity® VIP Mid Cap Portfolio is not available to all plans. Availability is subject to Company and/or Plan sponsor approval.

25   The Franklin Small Cap Value VIP Fund is closed to investment by new Investors. Existing retirement plans and individual Investors who have investment in the Subaccount that corresponds to this fund may leave their investment in that Subaccount and may continue to make additional purchases and exchanges.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks capital appreciation.	Invesco Developing Markets Fund[26], 27 Investment Adviser: Invesco Advisers, Inc.	Class A []%	[]%	[]%	[]%
Seeks capital appreciation.	Invesco Main Street Mid Cap Fund® [26] Investment Adviser: Invesco Advisers, Inc.	Class A []%	[]%	[]%	[]%
Seeks long term growth of capital.	Invesco Small Cap Value Fund[26] Investment Adviser: Invesco Advisers, Inc.	Class Y 0.87%	[]%	[]%	[]%
A non-diversified Fund that seeks capital growth.	Invesco V.I. American Franchise Fund Investment Adviser: Invesco Advisers, Inc.	Series I []%	[]%	[]%	[]%
Seeks long-term growth of capital.	Invesco V.I. Core Equity Fund Investment Adviser: Invesco Advisers, Inc.	Series I []%	[]%	[]%	[]%
Seeks capital appreciation.	Invesco V.I. Global Fund[28] Investment Adviser: Invesco Advisers, Inc.	Series I []%	[]%	[]%	[]%
Seeks capital appreciation.	Invesco V.I. Global Strategic Income Fund[28] Investment Adviser: Invesco Advisers, Inc.	Series I []%	[]%	[]%	[]%
Seeks total return.	Invesco V.I. Main Street Small Cap Fund® Investment Adviser: Invesco Advisers, Inc.	Series I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        26

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

26   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

27   The Invesco Developing Markets Fund is only available to plans offering the Fund prior to April 12, 2013.

28   The Invesco V.I. Global Fund and the Invesco V.I. Global Strategic Income Fund are only available to a limited number of participants, who did not participate in the Fund substitution during April, 2005.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Henderson Balanced Portfolio[29] Investment Adviser: Janus Capital Management LLC	Institutional Shares []%	[]%	[]%	[]%
Seeks long-term growth of capital.	Janus Henderson Enterprise Portfolio[30] Investment Adviser: Janus Capital Management LLC	Institutional Shares []%	[]%	[]%	[]%
Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Henderson Flexible Bond Portfolio[29] Investment Adviser: Janus Capital Management LLC	Institutional Shares []%	[]%	[]%	[]%
Seeks long-term growth of capital.	Janus Henderson Global Research Portfolio[29] Investment Adviser: Janus Capital Management LLC	Institutional Shares []%	[]%	[]%	[]%
Seeks long-term growth of capital.	Janus Henderson Research Portfolio[29] Investment Adviser: Janus Capital Management LLC	Institutional Shares []%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Lazard International Equity Portfolio[31] Investment Adviser: Lazard Asset Management LLC	Open Shares []%	[]%	[]%	[]%
Seeks to maximize long-term capital appreciation, while incorporating Catholic values investing principles in the investment process.	LKCM Aquinas Catholic Equity Fund[31,32] Investment Adviser: Luther King Capital Management Corporation	[]%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        27

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

29   The Janus Henderson Balanced Portfolio, the Janus Henderson Flexible Bond Portfolio, the Janus Henderson Global Research Portfolio and the Janus Henderson Research Portfolio are only available to a limited number of participants, who did not participate in the Fund substitution during April, 2005.

30   The Janus Henderson Enterprise Portfolio is closed to new retirement plans. Existing retirement plans and individual Investors that purchase through non-retirement plan products can still invest new money into the Fund.

31   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

32   The LKCM Aquinas Catholic Equity fund is not available to all plans. Availability is subject to Company and/or Plan Sponsor approval.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital growth from investments in common stocks or other equity securities.	Loomis Sayles Small Cap Value Fund[33] Investment Adviser: Loomis, Sayles & Company, L.P.	Retail Class []%	[]%	[]%	[]%
Seeks to deliver long-term growth of capital by investing primarily in stocks of mid-sized U.S. companies.	Lord Abbett Series Fund, Inc. – Mid Cap Stock Portfolio Investment Adviser: Lord, Abbett & Co. LLC	Class VC []%	[]%	[]%	[]%

Seeks to deliver a high level of current income consistent with the preservation of capital by investing in a variety of short maturity debt securities including, investment grade and high yield corporate bonds, U.S. government securities, and mortgage- and other asset-backed debt securities.

	Lord Abbett Short Duration Income Fund[33] Investment Adviser: Lord, Abbett & Co. LLC	Class R4 []%	[]%	[]%	[]%
Seeks to maximize long-term total return.	Metropolitan West Total Return Bond Fund[33] Investment Adviser: Metropolitan West Asset Management, LLC	Class M []%	[]%	[]%	[]%
Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund’s environmental, social and governance (ESG) criteria.	Neuberger Berman Sustainable Equity Fund[33,34] Investment Adviser: Neuberger Berman Investment Advisers LLC	Trust Class []%	[]%	[]%	[]%
Seeks income and conservation of principal and secondarily long-term growth of capital.	Pax Sustainable Allocation Fund[31] Investment Adviser: Impax Asset Management LLC	Investor Class []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        28

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

33   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

34   The Neuberger Berman Sustainable Equity Fund is closed to new retirement plans.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks maximum real return, consistent with prudent investment management.	PIMCO CommodityRealReturn Strategy Fund® [35] Investment Adviser: Pacific Investment Management Company LLC	Administrative Class []%	[]%	[]%	[]%
Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO Real Return Portfolio Investment Adviser: Pacific Investment Management Company LLC	Administrative Class []%	[]%	[]%	[]%
Maximize total return through a combination of income and capital appreciation.	Pioneer High Yield VCT Portfolio Investment Adviser: Amundi Asset Management US, Inc.	Class I []%	[]%	[]%	[]%
Seeks to maximize current income and achieve above average total return consistent with prudent investment management over a full market cycle.	TCW Total Return Bond Fund[35] Investment Adviser: TCW Investment Management Company	Class N []%	[]%	[]%	[]%
Seeks current income with capital appreciation and growth of income.	Templeton Global Bond Fund[35] Investment Adviser: Franklin Advisers, Inc.	Class A []%	[]%	[]%	[]%
Seeks growth of capital.	The Hartford Capital Appreciation Fund[35,36] Investment Adviser: Hartford Funds Management Company, LLC Subadviser: Wellington Management Company, LLP	Class R4 []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        29

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

35   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

36   The Hartford Capital Appreciation Fund is not available to all plans. Availability is subject to Company and/or Plan Sponsor approval.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks a high level of current income consistent with growth of capital.	The Hartford Dividend and Growth Fund[37], 38 Investment Adviser: Hartford Funds Management Company, LLC Subadviser: Wellington Management Company, LLP	Class R4 []%	[]%	[]%	[]%
Seeks long-term growth of capital.	The Hartford International Opportunities Fund[37,39] Investment Adviser: Hartford Funds Management Company, LLC Subadviser: Wellington Management Company, LLP	Class R4 []%	[]%	[]%	[]%
Seeks high current income without undue risk to principal.	USAA Intermediate Term Bond Fund[37] Investment Adviser: Victory Capital Management Inc.	Class A []%	[]%	[]%	[]%
A non-diversified Fund that seeks long-term capital appreciation and to protect the purchasing power of your capital against inflation.	USAA Precious Metals and Minerals Fund[37] Investment Adviser: Victory Capital Management Inc.	Class A []%	[]%	[]%	[]%
Seeks long-term growth of capital and income.	Virtus NFJ Large-Cap Value Fund[37,40] Investment Adviser: Virtus Investment Partners, Inc. Subadviser: Allianz Global Investors U.S. LLC	Institutional Class []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        30

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

37   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

38   The Hartford Dividend and Growth Fund is not available to all plans. Availability is subject to Company and/or Plan Sponsor approval.

39   The Hartford International Opportunities Fund is closed to new retirement plans.

40   The Virtus NFJ Large-Cap Value Fund is not available to all plans. Availability is subject to Company and/or Plan Sponsor approval.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks total return consisting of capital appreciation (both realized and unrealized) and current income; the secondary investment objective is long-term capital appreciation.	Voya Balanced Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks to outperform the S&P 500® Index.	Voya Corporate Leaders® 100 Fund[41] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks to maximize total return through a combination of current income and capital appreciation.	Voya Global Bond Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks long-term capital growth and current income.	Voya Global High Dividend Low Volatility Portfolio[42] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        31

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

41   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

42   This Fund employs a managed volatility strategy. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds with Managed Volatility Strategies” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks total return.	Voya Global Perspectives® Portfolio[43] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%

Seeks a high level of current income consistent with liquidity and safety of principal through investment primarily in Government National Mortgage Association (“GNMA”) mortgage-backed securities (also known as GNMA Certificates) that are guaranteed as to the timely payment of principal and interest by the U.S. government.

	Voya GNMA Income Fund[44] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class A []%	[]%	[]%	[]%

Seeks to provide high current return, consistent with preservation of capital and liquidity, through investment in high-quality money market instruments while maintaining a stable share price of $1.00.

	Voya Government Money Market Portfolio[45] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        32

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

43   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Fund of Funds” for more information.

44   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

45 There is no guarantee that the Voya Government Money Market Portfolio Subaccount will have a positive or level return.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Seeks to maximize total return through investments in a diversified portfolio of common stock and securities convertible into common stocks. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.

	Voya Growth and Income Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks to provide Investors with a high level of current income and total return.	Voya High Yield Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks to outperform the total return performance of the S&P 500® Index while maintaining a market level of risk.	Voya Index Plus LargeCap Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks to outperform the total return performance of the S&P MidCap 400® Index while maintaining a market level of risk.	Voya Index Plus MidCap Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks to outperform the total return performance of the S&P SmallCap 600® Index while maintaining a market level of risk.	Voya Index Plus SmallCap Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        33

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2025. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2025 Portfolio[46] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2030. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2030 Portfolio[46] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2035 Portfolio[46] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        34

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

46   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2040. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2040 Portfolio[47] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2045. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2045 Portfolio[47] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2050. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2050 Portfolio[47] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        35

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

47 This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2055. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2055 Portfolio[48] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2060. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2060 Portfolio[48] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2065. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Index Solution 2065 Portfolio[48] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        36

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

48   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution Income Portfolio[49] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Seeks to maximize total return consistent with reasonable risk. The Portfolio seeks its objective through investments in a diversified portfolio consisting primarily of debt securities. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.

	Voya Intermediate Bond Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks maximum total return.	Voya International High Dividend Low Volatility Portfolio[50] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co., LLC	Class I []%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of a widely accepted international index.	Voya International Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        37

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

49   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

50   This Fund employs a managed volatility strategy. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds with Managed Volatility Strategies” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
A non-diversified Fund that seeks long-term capital growth.	Voya Large Cap Growth Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks long-term growth of capital and current income.	Voya Large Cap Value Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Voya MidCap Opportunities Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks maximum long-term capital appreciation.	Voya Multi-Manager International Small Cap Fund[51] Investment Adviser: Voya Investments, LLC Subadvisers: Acadian Asset Management LLC and Victory Capital Management Inc.	Class I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        38

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

51   This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Growth Index.	Voya RussellTM Large Cap Growth Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Index.	Voya RussellTM Large Cap Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Value Index.	Voya RussellTM Large Cap Value Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Growth Index.	Voya RussellTM Mid Cap Growth Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Index.	Voya RussellTM Mid Cap Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        39

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell 2000® Index.	Voya RussellTM Small Cap Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks growth of capital primarily through investment in a diversified portfolio of common stock of companies with smaller market capitalizations.	Voya Small Company Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Voya SmallCap Opportunities Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2025. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2025 Portfolio[52] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        40

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

52 This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2030. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2030 Portfolio[53] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2035 Portfolio[53] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2040. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2040 Portfolio[53] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        41

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

53 This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2045. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2045 Portfolio[54] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2050. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2050 Portfolio[54] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2055. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2055 Portfolio[54] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        42

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

54   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2060. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2060 Portfolio[55] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2065. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2065 Portfolio[55] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%
Seeks to provide capital growth through a diversified asset allocation strategy.	Voya Solution Balanced Portfolio[55] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%
Seeks to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution Income Portfolio[55] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        43

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

55   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide a combination of total return and stability of principal through a diversified asset allocation strategy.	Voya Solution Moderately Conservative Portfolio[56] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class S []%	[]%	[]%	[]%
Seeks to provide total return (i.e., income and capital growth, both realized and unrealized) consistent with preservation of capital.	Voya Strategic Allocation Conservative Portfolio[56] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks to provide capital appreciation.	Voya Strategic Allocation Growth Portfolio[56] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks to provide total return (i.e., income and capital appreciation, both realized and unrealized).	Voya Strategic Allocation Moderate Portfolio[56] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Bloomberg Barclays U.S. Aggregate Bond Index.	Voya U.S. Bond Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        44

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

56   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks total return.	Voya U.S. Stock Index Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	Class I []%	[]%	[]%	[]%
Seeks long-term capital growth. Income is a secondary objective.	VY® American Century Small-Mid Cap Value Portfolio Investment Adviser: Voya Investments, LLC Subadviser: American Century Investment Management, Inc.	Class S []%	[]%	[]%	[]%
Seeks capital appreciation.	VY® Baron Growth Portfolio Investment Adviser: Voya Investments, LLC Subadviser: BAMCO, Inc.	Class S []%	[]%	[]%	[]%
Seeks high total return consisting of capital appreciation and current income.	VY® Clarion Global Real Estate Portfolio Investment Adviser: Voya Investments, LLC Subadviser: CBRE Clarion Securities LLC	Class I []%	[]%	[]%	[]%
Seeks total return including capital appreciation and current income.	VY® Clarion Real Estate Portfolio Investment Adviser: Voya Investments, LLC Subadviser: CBRE Clarion Securities LLC	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        45

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks total return consisting of long-term capital appreciation and current income.	VY® Columbia Contrarian Core Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Columbia Management Investment Advisers, LLC	Class S []%	[]%	[]%	[]%
Seeks long-term growth of capital.	VY® Columbia Small Cap Value II Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Columbia Management Investment Advisers, LLC	Class S []%	[]%	[]%	[]%
Seeks capital growth and income.	VY® Invesco Comstock Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	Class S []%	[]%	[]%	[]%
Seeks total return consisting of long-term capital appreciation and current income.	VY® Invesco Equity and Income Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	Class I []%	[]%	[]%	[]%
Seeks capital appreciation.	VY® Invesco Global Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	Class I []%	[]%	[]%	[]%
Seeks long-term growth of capital and income.	VY® Invesco Growth and Income Portfolio Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	Class S []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        46

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks capital appreciation.	VY® JPMorgan Emerging Markets Equity Portfolio Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	Class S []%	[]%	[]%	[]%
Seeks growth from capital appreciation.	VY® JPMorgan Mid Cap Value Portfolio[57] Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	Class S []%	[]%	[]%	[]%
Seeks capital growth over the long term.	VY® JPMorgan Small Cap Core Equity Portfolio Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	Class S []%	[]%	[]%	[]%
Seeks, over the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risk.	VY® T. Rowe Price Capital Appreciation Portfolio Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	Class S []%	[]%	[]%	[]%
Seeks long-term capital appreciation.	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	Class I []%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        47

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

57   VY® JPMorgan Mid Cap Value Portfolio is only available to plans offering the Fund prior to the close of business on February 7, 2014.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks a high level of dividend income as well as long-term growth of capital primarily through investments in stocks.	VY® T. Rowe Price Equity Income Portfolio Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	Class S []%	[]%	[]%	[]%
A non-diversified Fund that seeks long-term growth through investments in stocks.	VY® T. Rowe Price Growth Equity Portfolio Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	Class I []%	[]%	[]%	[]%
Seeks long-term growth of capital.	VY® T. Rowe Price International Stock Portfolio Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	Class S []%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Wanger International Investment Adviser: Columbia Wanger Asset Management, LLC	[]%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Wanger Select Investment Adviser: Columbia Wanger Asset Management, LLC	[]%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Wanger USA Investment Adviser: Columbia Wanger Asset Management, LLC	[]%	[]%	[]%	[]%

ISP.01107-22 (non Texas K-12)                                        48

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

HOW TO GET MORE INFORMATION

This summary prospectus incorporates by reference the full Multiple Sponsored Retirement Options Contract prospectus and Statement of Additional Information (“SAI”), each dated May 1, 2022, as amended or supplemented. You can find these documents online at [website address.com]. You can also obtain these documents at no cost by calling [telephone number] or by sending an email request to [email address].

EDGAR Contract Identifier:  C000002961

ISP.01107-22 (non Texas K-12)                                        49